For the fiscal period ended 10/31/05
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.	Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC.
 - Strategic Partners High Yield Bond Fund

1.   Name of Issuer:
	Goodyear Tire

2.   Date of Purchase:
	6/20/05

3.   Number of Securities Purchased -
	NA

4.   Dollar Amount of Purchase
	$250,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Citigroup

7.   Other Members of the Underwriting Syndicate:
	Goldman, Sachs & Co.